UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2025

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per Share	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 6, 2025, the Company completed its previously-announced acquisition (the “Acquisition”) of Silvus Technologies Holdings Inc., a Delaware corporation (“Silvus”) pursuant to the Purchase and Sale Agreement, dated May 27, 2025, by and between the Company, Silvus Technologies Group LLC, a Delaware limited liability company (the “Seller”) and Silvus (the “Purchase Agreement”).

As previously disclosed, the consideration for the Acquisition included upfront consideration of $4.4 billion at closing, comprised of (x) approximately $4.38 billion in cash, which is subject to customary adjustments for cash, net working capital, transaction expenses and indebtedness, and (y) approximately $20 million in the form of restricted shares of common stock of the Company (“Company Common Stock”), par value $0.01 per share, to certain equityholders of Seller who are employees of Silvus. The terms of the Purchase Agreement also include the ability to earn earnout consideration of up to $600 million in total, following the achievement of certain financial targets with respect to the annual periods from July 5, 2026 through July 3, 2027 and July 4, 2027 through July 1, 2028. The earnout consideration, if any, will be made in shares of Company Common Stock.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

The foregoing description of the Purchase Agreement in this Item 2.01 does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2025, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company entered into (i) a senior, unsecured delayed draw term loan credit agreement (the “364-Day Credit Agreement”) with the lenders named therein and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent, with aggregate lending commitments of $750.0 million and (ii) a senior, unsecured delayed draw term loan credit agreement, with aggregate lending commitments of $750.0 million (the “Three-Year Credit Agreement” and together with the 364-Day Credit Agreement, the “Credit Agreements”) with Bank of America, N.A., as administrative agent and lender, each in connection with the Acquisition. On August 6, 2025, the Company drew each term loan under the Credit Agreements in full to pay for a portion of (i) the consideration payable by the Company pursuant to the Purchase Agreement, (ii) the repayment of certain outstanding indebtedness of Silvus and (iii) certain related fees and expenses.

The foregoing description of the Credit Agreements in this Item 2.03 does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreements, which were filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2025, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any other filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1+	Purchase Agreement, dated as of May 27, 2025, by and among Motorola Solutions, Inc., Silvus Technologies Group LLC and Silvus Technologies Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 27, 2025).

10.1+	364-Day Term Loan Credit Agreement, dated as of July 21, 2025, among Motorola Solutions, Inc., the Banks party thereto and Mizuho Bank, Ltd., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 21, 2025).

10.2+	Three-Year Term Loan Credit Agreement, dated as of July 21, 2025, between Motorola Solutions, Inc. and Bank of America, N.A., as Administrative Agent and Bank (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on July 21, 2025).

99.1	Press Release, dated August 6, 2025 by Motorola Solutions, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.
*	This exhibit is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

Dated: August 6, 2025	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary